Exhibit 99.1

11000 Equity Drive Suite 300 Houston, Texas (281) 999-0047 NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

David Dunlap, President and CEO (281) 999-0047;

Robert Taylor, CFO or Greg Rosenstein, EVP, (504) 587-7374

Superior Energy Services Updates Third Quarter Earnings Expectations;

Announces Third Quarter Earnings Call Schedule

HOUSTON — October 2, 2012 — Superior Energy Services, Inc. (NYSE: SPN) today announced that it expects third quarter 2012 operating earnings per diluted share to be in the range of $0.52 and $0.55. The third quarter was negatively affected by Hurricane Isaac’s impact on operations in the Gulf of Mexico, a more rapid decline in the onshore U.S. rig count than originally anticipated, and unexpected delays in delivering a unique, Artic-specific spill containment system to a customer in Alaska.

David Dunlap, CEO of Superior, commented, “Our earnings for the third quarter will be lower than we previously forecasted primarily due to the factors identified today. Directionally, we were correct in our assumptions about lower activity and utilization in the U.S. land market for the second half of 2012. However, the pace of reduction was greater than we anticipated as our customers have taken action to contain their 2012 spending to budgeted levels. Despite this slowdown and reduced revenue, margins in most of our product and service lines are performing at or near planned levels, and the contracted pressure pumping business is performing as planned. Our earnings in the U.S. are not hampered by supply chain, logistics or labor issues, simply by a slower market than anticipated. We also continue to work to complete the Arctic Containment System which will be deployed for the 2013 drilling campaign in Alaska.

“We expect to provide updated annual guidance in our upcoming third quarter earnings press release,” added Dunlap.

Third Quarter Earnings Conference Call

Superior also announced today that it will release its 2012 third quarter results on Wednesday, October 24, 2012 after the market closes. In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, on Thursday, October 25, 2012 at 11:00 a.m. Eastern time.

What:	Superior Energy 2012 Third Quarter Earnings Conference Call

When:	Thursday, October 25, 2012 at 11:00 a.m. Eastern time

How:	Live via phone – By dialing 480-629-9643, or live over the Internet – by logging onto the web at the address below

Where:	www.superiorenergy.com

For those who cannot listen to the live call, a telephonic replay will be available through November 8, 2012 and may be accessed by calling 303-590-3030 and using the pass code 4568469. An archive of the webcast will be available after the call for a period of 60 days on www.superiorenergy.com.

About Superior Energy Services

Superior Energy Services, Inc. serves the drilling, completion and production-related needs of oil and gas companies worldwide through its brand name drilling products and its integrated completion and well intervention services and tools, supported by an engineering staff who plan and design solutions for customers.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are volatility of the oil and gas industry, including the level of exploration, production and development activity; risks associated with the uncertainty of macroeconomic and business conditions worldwide, as well as the global credit markets; risks associated with the Company’s rapid growth; changes in competitive factors; and other material factors that are described from time to time in the Company’s filings with the Securities and Exchange Commission. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by the Company or any other person that the projected outcomes can or will be achieved. Any forward-looking statement made in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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